Exhibit 99.1

Moved on Business Wire
November 5, 2020

DXC Technology Reports Second Quarter Fiscal 2021 Results

Quarterly revenue of $4.55 billion

New bookings of $4.9 billion and book-to bill ratio of 1.1x

Diluted EPS was $(0.96) and non-GAAP diluted EPS was $0.64

Cash flow from operations of $472 million and adjusted free cash flow of $237 million

TYSONS, Va., November 5, 2020 - DXC Technology (NYSE: DXC) today reported results for the second quarter of fiscal year 2021. Revenue of $4.55 billion and non-GAAP diluted EPS of $0.64 exceeded the top end of our guidance.

“We delivered strong second quarter results as the ‘new DXC’, exceeding our revenue and non-GAAP diluted EPS targets. We also improved margins sequentially, and achieved a book-to-bill of 1.1x. We are making good progress on the three key areas of our transformation journey, which are: focus on customers, optimize costs, and seize the market,” said Mike Salvino, DXC president and chief executive officer.

“We recently closed the sale of our U.S. State and Local Health and Human Services business for $5.0 billion and paid down $3.5 billion of debt, strengthening our balance sheet. We are also on track to close the sale of our Healthcare Provider Software business to Dedalus by the end of this fiscal year. I want to thank our people for driving the momentum and helping us deliver our strong financial results this quarter and their commitment to delivering for our customers.”

Financial Highlights - Second Quarter Fiscal 2021

•Revenue in the second quarter was $4,554 million.
•Net loss was $246 million for the second quarter including pre-tax special items of $265 million in restructuring costs, $101 million in transaction, separation, and integration-related costs, and $152 million in amortization of acquired intangibles.
•Non-GAAP net income was $161 million, excluding those special items, net of tax.
•Diluted earnings per share was $(0.96) in the second quarter; non-GAAP diluted earnings per share was $0.64.
•Net cash provided by operating activities was $472 million in the second quarter.
•Adjusted free cash flow was $237 million in the second quarter.

Financial Information by Segment

Global Business Services (GBS)

•GBS bookings for the quarter totaled $2.4 billion for a book-to-bill ratio of 1.1x.
•GBS revenue was $2,242 million in the quarter. GBS revenue decreased 1.9% year-over-year.
•In constant currency, GBS revenues decreased 3.4% year-over-year and increased 0.5% sequentially.
•GBS profit margin in the quarter was 14.1%, an increase of 4.2% vs. the prior quarter. Year-over-year, margins were down 1.6%, reflecting prior terminations and price-downs along with customer settlements that were actioned in the quarter, offset by the timing of cost take out initiatives.

Global Infrastructure Services (GIS)

•GIS bookings for the quarter was $2.5 billion for a book-to-bill ratio of 1.1x.
•GIS revenue was $2,312 million in the quarter. GIS revenues decreased 9.9% year-over-year.
•In constant currency, GIS revenues decreased 11.6% year-over-year and decreased 4.0% sequentially.
•GIS profit margin in the quarter was 1.6%, an increase of 0.6% vs. the prior quarter. Year-over-year, margins were down 7.9% due to the impact of prior terminations and price-downs along with customer settlements that were actioned in the quarter.

Earnings

•EBIT and adjusted EBIT in the quarter were $(235) million and $283 million, respectively. EBIT and adjusted EBIT margins were (5.2)% and 6.2%, respectively. Adjusted EBIT margin in the quarter was better than anticipated, benefiting from our cost optimization initiatives.
•Diluted EPS and non-GAAP diluted EPS were $(0.96) and $0.64, respectively, in the quarter. Diluted EPS and non-GAAP diluted EPS were impacted by a lower than expected tax rate of 24.1%.

Cash Flow

•Net cash provided by operating activities was $472 million in the second quarter and adjusted free cash flow was $237 million. Operating cash flow and adjusted free cash flow benefited from working capital management. Adjusted free cash flow also benefited from lower capital expenditures during the quarter.

Earnings Conference Call and Webcast

DXC Technology senior management will host a conference call and webcast to discuss these results today at 4:45 p.m. EST. The dial-in number for domestic callers is 800-367-2403. Callers who reside outside of the United States should dial +1-334-777-6978. The passcode for all participants is 8144357. The webcast audio and any presentation slides will be available on DXC Technology’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until November 12, 2020. The replay passcode is 8144357.

About DXC Technology
DXC Technology (NYSE: DXC) helps global companies run their mission critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private and hybrid clouds. With decades of driving innovation, the world’s largest companies trust DXC to deploy our enterprise technology stack to deliver new levels of performance, competitiveness and customer experiences. Learn more about the DXC story and our focus on people, customers and operational execution at www.dxc.technology.

Forward-Looking Statements
All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the recent outbreak of the novel coronavirus (“COVID-19”) pandemic and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate. For a written description of these factors, see the section titled “Risk Factors” in DXC's Annual Report on Form 10-K for the fiscal year ended March 31, 2020, and any updating information in subsequent SEC filings including DXC's upcoming Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

About Non-GAAP Measures
In an effort to provide investors with supplemental financial information, in addition to the preliminary and unaudited financial information presented on a GAAP basis, we have also disclosed in this press release preliminary non-GAAP information including: constant currency, earnings before interest and taxes ("EBIT"), adjusted EBIT, adjusted EBIT margin, adjusted free cash flow, and non-GAAP results including non-GAAP income from continuing operations before taxes, non-GAAP income from continuing operations and non-GAAP EPS from continuing operations.

We present these non-GAAP financial measures of performance which are derived from the statements of operations of DXC. These non-GAAP financial measures include earnings before interest and taxes ("EBIT"), EBIT margin, adjusted EBIT, adjusted EBIT margin, non-GAAP income before income taxes, non-GAAP net income, non-GAAP EPS and adjusted free cash flow.

We present these non-GAAP financial measures to provide investors with meaningful supplemental financial information, in addition to the financial information presented on a GAAP basis. Non-GAAP financial measures exclude certain items from GAAP results which DXC management believes are not indicative of core operating performance. DXC management believes these non-GAAP measures allow investors to better understand the financial performance of DXC exclusive of the impacts of corporate-wide strategic decisions. DXC management believes that adjusting for these items provides investors with additional measures to evaluate the financial performance of our core business operations on a comparable basis from period to period. DXC management believes the non-GAAP measures provided are also considered important measures by financial analysts covering DXC, as equity research analysts continue to publish estimates and research notes based on our non-GAAP commentary, including our guidance around diluted non-GAAP EPS targets.

Non-GAAP financial measures exclude certain items from GAAP results which DXC management believes are not indicative of operating performance such as the amortization of acquired intangible assets and transaction, separation and integration-related costs.

Incremental amortization of intangible assets acquired through business combinations may result in a significant difference in period over period amortization expense on a GAAP basis. We exclude amortization of certain acquired intangible assets as these non-cash amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Although DXC management excludes amortization of acquired intangible assets, primarily customer related intangible assets from its non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and support revenue generation. Any future transactions may result in a change to the acquired intangible asset balances and associated amortization expense.

There are limitations to the use of the non-GAAP financial measures presented in this report. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

Selected references are made on a “constant currency basis” so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby providing comparisons of operating performance from period to period. Financial results on a “constant currency basis” are non-GAAP measures calculated by translating current period activity into U.S. dollars using the comparable prior period’s currency conversion rates. This approach is used for all results where the functional currency is not the U.S. dollar.

# # #

Contact:
Richard Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com
Shailesh Murali, M&A and Investor Relations, +1-703-245-9700, shailesh.murali@dxc.com

Condensed Consolidated Statements of Operations
(preliminary and unaudited)

	Three Months Ended		Six Months Ended
(in millions, except per-share amounts)	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019

Revenues	$4,554	$4,851	$9,056	$9,741

Costs of services	3,563	3,679	7,192	7,301
Selling, general and administrative	539	489	1,078	996
Depreciation and amortization	525	467	1,017	937
Goodwill impairment losses	—	2,887	—	2,887
Restructuring costs	265	32	337	174
Interest expense	96	104	202	195
Interest income	(25)	(67)	(48)	(97)
Gain on arbitration award	—	(632)	—	(632)
Other income, net	(103)	(109)	(191)	(227)
Total costs and expenses	4,860	6,850	9,587	11,534

Loss before income taxes	(306)	(1,999)	(531)	(1,793)
Income tax (benefit) expense	(60)	116	(86)	154
Net loss	(246)	(2,115)	(445)	(1,947)
Less: net (loss) income attributable to non-controlling interest, net of tax	(2)	4	4	9
Net loss attributable to DXC common stockholders	$(244)	$(2,119)	$(449)	$(1,956)

Loss per common share:
Basic	$(0.96)	$(8.19)	$(1.77)	$(7.44)
Diluted	$(0.96)	$(8.19)	$(1.77)	$(7.44)

Cash dividend per common share	$—	$0.21	$—	$0.42

Weighted average common shares outstanding for:
Basic EPS	254.13	258.71	253.88	262.83
Diluted EPS	254.13	258.71	253.88	262.83

Selected Consolidated Balance Sheet Data
(preliminary and unaudited)

	As of
(in millions)	September 30, 2020	March 31, 2020
Assets
Cash and cash equivalents	$3,079	$3,679
Receivables, net	4,194	4,392
Prepaid expenses	604	646
Other current assets	335	270
Assets held for sale	125	—
Total current assets	8,337	8,987

Intangible assets, net	4,146	5,731
Operating right-of-use assets, net	1,555	1,428
Goodwill	725	2,017
Deferred income taxes, net	292	265
Property and equipment, net	3,417	3,547
Other assets	4,360	4,031
Assets held for sale - non-current	2,838	—
Total Assets	$25,670	$26,006

Liabilities
Short-term debt and current maturities of long-term debt	$1,622	$1,276
Accounts payable	1,345	1,598
Accrued payroll and related costs	756	630
Current operating lease liabilities	461	482
Accrued expenses and other current liabilities	3,203	2,801
Deferred revenue and advance contract payments	974	1,021
Income taxes payable	111	87
Liabilities related to assets held for sale	184	—
Total current liabilities	8,656	7,895

Long-term debt, net of current maturities	8,046	8,672
Non-current deferred revenue	697	735
Non-current operating lease liabilities	1,192	1,063
Non-current income tax liabilities and deferred tax liabilities	917	1,157
Other long-term liabilities	1,325	1,355
Liabilities related to assets held for sale - non-current	86	—
Total Liabilities	20,919	20,877

Total Equity	4,751	5,129

Total Liabilities and Equity	$25,670	$26,006

Condensed Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Six Months Ended
(in millions)	September 30, 2020	September 30, 2019
Cash flows from operating activities:
Net loss	$(445)	$(1,947)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,025	946
Goodwill impairment losses	—	2,887
Operating right-of-use expense	307	340
Pension & other post-employment benefits, actuarial & settlement losses	2	—
Share-based compensation	36	48
Loss (gain) on dispositions	14	(4)
Provision for losses on accounts receivable	45	—
Unrealized foreign currency exchange gain	(43)	(50)
Impairment losses and contract write-offs	42	11
Other non-cash charges, net	(5)	(9)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Decrease in assets	57	167
Decrease in operating lease liability	(307)	(340)
Decrease in other liabilities	(137)	(464)
Net cash provided by operating activities	591	1,585

Cash flows from investing activities:
Purchases of property and equipment	(156)	(192)
Payments for transition and transformation contract costs	(136)	(158)
Software purchased and developed	(102)	(126)
Payments for acquisitions, net of cash acquired	(10)	(1,921)
Cash collections related to deferred purchase price receivable	159	371
Proceeds from sale of assets	8	40
Short-term investing	—	(75)
Other investing activities, net	3	14
Net cash used in investing activities	(234)	(2,047)

Cash flows from financing activities:
Borrowings of commercial paper	830	2,879
Repayments of commercial paper	(508)	(2,866)
Borrowings under lines of credit	2,500	—
Repayment of borrowings under lines of credit	(2,750)	—
Borrowings on long-term debt, net of discount	993	2,198
Principal payments on long-term debt	(1,476)	(519)
Payments on finance leases and borrowings for asset financing	(487)	(421)
Proceeds from stock options and other common stock transactions	—	10
Taxes paid related to net share settlements of share-based compensation awards	(3)	(12)
Repurchase of common stock and advance payment for accelerated share repurchase	—	(650)
Dividend payments	(53)	(107)
Other financing activities, net	(9)	(32)
Net cash (used in) provided by financing activities	(963)	480
Effect of exchange rate changes on cash and cash equivalents	9	(37)
Net decrease in cash and cash equivalents including cash classified within current assets held for sale	(597)	(19)
Less: cash classified within current assets held for sale	(3)	—
Net decrease in cash and cash equivalents	(600)	(19)
Cash and cash equivalents at beginning of year	3,679	2,899
Cash and cash equivalents at end of period	$3,079	$2,880

Segment Results

The following table summarizes segment revenue for the second quarter and first six months of fiscal 2021 and 2020:

Segment Revenue
	Three Months Ended
(in millions)	September 30, 2020	September 30, 2019	% Change	% Change in Constant Currency
Global Business Services	$2,242	$2,285	(1.9)%	(3.4)%
Global Infrastructure Services	2,312	2,566	(9.9)%	(11.6)%
Total Revenues	$4,554	$4,851	(6.1)%	(7.7)%

	Six Months Ended
(in millions)	September 30, 2020	September 30, 2019	% Change	% Change in Constant Currency
Global Business Services	$4,416	$4,444	(0.6)%	(0.6)%
Global Infrastructure Services	4,640	5,297	(12.4)%	(12.0)%
Total Revenues	$9,056	$9,741	(7.0)%	(6.8)%

We define segment profit as segment revenues less costs of services, segment selling, general and administrative, depreciation and amortization, and other income (excluding the movement in foreign currency exchange rates on our foreign currency denominated assets and liabilities and the related economic hedges). The Company does not allocate to its segments certain operating expenses managed at the corporate level. These unallocated costs include certain corporate function costs, stock-based compensation expense, pension and OPEB actuarial and settlement gains and losses, restructuring costs, transaction, separation and integration-related costs, and amortization of acquired intangible assets.

Segment Profit
	Three Months Ended		Six Months Ended
(in millions)	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Profit
GBS profit	$317	$359	$532	$725
GIS profit	36	243	59	583
All other loss	(70)	(73)	(118)	(127)
Interest income	25	67	48	97
Interest expense	(96)	(104)	(202)	(195)
Restructuring costs	(265)	(32)	(337)	(174)
Transaction, separation and integration-related costs	(101)	(53)	(211)	(158)
Amortization of acquired intangible assets	(152)	(151)	(300)	(289)
Pension and OPEB actuarial and settlement losses	—	—	(2)	—
Goodwill impairment losses	—	(2,887)	—	(2,887)
Gain on arbitration award	—	632	—	632
Loss before income taxes	$(306)	$(1,999)	$(531)	$(1,793)

Segment profit margins
GBS	14.1%	15.7%	12.0%	16.3%
GIS	1.6%	9.5%	1.3%	11.0%

Reconciliation of Non-GAAP Financial Measures

Our non-GAAP adjustments include:
•Restructuring costs - reflects costs, net of reversals, related to workforce optimization and real estate charges.
•Transaction, separation and integration-related (“TSI”) costs - reflects costs to execute on strategic alternatives, costs related to integration, planning, financing and advisory fees associated with the HPES Merger and other acquisitions and costs related to the separation of USPS and other divestitures.(1)
•Amortization of acquired intangible assets - reflects amortization of intangible assets acquired through business combinations.
•Pension and OPEB actuarial and settlement gains and losses - reflects pension and OPEB actuarial and settlement gains and losses.
•Goodwill impairment losses - reflects impairment losses on goodwill.
•Gain on arbitration award - reflects a gain related to the HPES merger arbitration award.
•Tax adjustment - for fiscal 2021 periods, reflects the impact of tax entries related to prior restructuring charges and an adjustment to the tax expense relating to USPS, and for fiscal 2020 periods, reflects the impact of tax entries related to prior restructuring charges. Income tax expense of non-GAAP adjustments is computed by applying the jurisdictional tax rate to the pre-tax adjustments on a jurisdictional basis.

(1) TSI costs for all periods presented include fees and other expenses associated with legal, accounting, consulting, due diligence, investment banking advisory, and other services, as well as financing fees, retention incentives, and resolution of transaction related claims in connection with, or resulting from, exploring or executing potential acquisitions, dispositions and strategic alternatives, whether or not announced or consummated.

EBIT and Adjusted EBIT

A reconciliation of net loss to EBIT and adjusted EBIT is as follows:

	Three Months Ended		Six Months Ended
(in millions)	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net loss	$(246)	$(2,115)	$(445)	$(1,947)
Income tax (benefit) expense	(60)	116	(86)	154
Interest income	(25)	(67)	(48)	(97)
Interest expense	96	104	202	195
EBIT	(235)	(1,962)	(377)	(1,695)
Restructuring costs	265	32	337	174
Transaction, separation, and integration-related costs	101	53	211	158
Amortization of acquired intangible assets	152	151	300	289
Pension and OPEB actuarial and settlement losses	—	—	2	—
Goodwill impairment losses	—	2,887	—	2,887
Gain on arbitration award	—	(632)	—	(632)
Adjusted EBIT	$283	$529	$473	$1,181

Adjusted EBIT margin	6.2%	10.9%	5.2%	12.1%
EBIT margin	(5.2)%	(40.4)%	(4.2)%	(17.4)%

Adjusted Free Cash Flow

A reconciliation of net cash provided by operating activities to adjusted free cash flow is as follows:

(in millions)	Three Months Ended September 30, 2020	Six Months Ended September 30, 2020
Net cash provided by operating activities	$472	$591
Net cash used in investing activities (1)	(173)	(234)
Acquisitions, net of cash acquired	—	10
Payments on capital leases and other long-term asset financings	(242)	(487)
Payments on transaction, separation and integration-related costs	81	169
Payments on restructuring costs	99	160
Adjusted free cash flow	$237	$209

(1) Excludes short-term investments.

Non-GAAP Results

A reconciliation of reported results to non-GAAP results is as follows:

	Three Months Ended September 30, 2020
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$3,563	$—	$—	$—	$—	$3,563
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	539	—	(108)	—	—	431
(Loss) income before income taxes	(306)	265	101	152	—	212
Income tax (benefit) expense	(60)	52	26	35	(2)	51
Net (loss) income	(246)	213	75	117	2	161
Less: net loss attributable to non-controlling interest, net of tax	(2)	—	—	—	—	(2)
Net (loss) income attributable to DXC common stockholders	$(244)	$213	$75	$117	$2	$163

Effective tax rate	19.6%					24.1%

Basic EPS	$(0.96)	$0.84	$0.30	$0.46	$0.01	$0.64
Diluted EPS	$(0.96)	$0.83	$0.29	$0.46	$0.01	$0.64

Weighted average common shares outstanding for:
Basic EPS	254.13	254.13	254.13	254.13	254.13	254.13
Diluted EPS	254.13	255.18	255.18	255.18	255.18	255.18

	Six Months Ended September 30, 2020
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Pension and OPEB Actuarial and Settlement Losses	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$7,192	$—	$—	$—	$—	$—	$7,192
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	1,078	—	(218)	—	—	—	860
(Loss) income before income taxes	(531)	337	211	300	2	—	319
Income tax (benefit) expense	(86)	64	54	69	—	(2)	99
Net (loss) income	(445)	273	157	231	2	2	220
Less: net income attributable to non-controlling interest, net of tax	4	—	—	—	—	—	4
Net (loss) income attributable to DXC common stockholders	$(449)	$273	$157	$231	$2	$2	$216

Effective tax rate	16.2%						31.0%

Basic EPS	$(1.77)	$1.08	$0.62	$0.91	$0.01	$0.01	$0.85
Diluted EPS	$(1.77)	$1.07	$0.62	$0.91	$0.01	$0.01	$0.85

Weighted average common shares outstanding for:
Basic EPS	253.88	253.88	253.88	253.88	253.88	253.88	253.88
Diluted EPS	253.88	254.76	254.76	254.76	254.76	254.76	254.76

	Three Months Ended September 30, 2019
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Goodwill Impairment Losses	Gain on Arbitration Award	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$3,679	$—	$—	$—	$—	$—	$—	$3,679
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	489	—	(53)	—	—	—	—	436
(Loss) income before income taxes	(1,999)	32	53	151	2,887	(632)	—	492
Income tax expense (benefit)	116	4	5	34	—	—	(29)	130
Net (loss) income	(2,115)	28	48	117	2,887	(632)	29	362
Less: net income attributable to non-controlling interest, net of tax	4	—	—	—	—	—	—	4
Net (loss) income attributable to DXC common stockholders	$(2,119)	$28	$48	$117	$2,887	$(632)	$29	$358

Effective Tax Rate	(5.8)%							26.4%

Basic EPS	$(8.19)	$0.11	$0.19	$0.45	$11.16	$(2.44)	$0.11	$1.38
Diluted EPS	$(8.19)	$0.11	$0.18	$0.45	$11.10	$(2.43)	$0.11	$1.38

Weighted average common shares outstanding for:
Basic EPS	258.71	258.71	258.71	258.71	258.71	258.71	258.71	258.71
Diluted EPS	258.71	260.03	260.03	260.03	260.03	260.03	260.03	260.03

	Six Months Ended September 30, 2019
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Goodwill Impairment Losses	Gain on Arbitration Award	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$7,301	$—	$—	$—	$—	$—	$—	$7,301
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	996	—	(158)	—	—	—	—	838
(Loss) income before income taxes	(1,793)	174	158	289	2,887	(632)	—	1,083
Income tax expense (benefit)	154	32	27	65	—	—	(29)	249
Net (loss) income	(1,947)	142	131	224	2,887	(632)	29	834
Less: net income attributable to non-controlling interest, net of tax	9	—	—	—	—	—	—	9
Net (loss) income attributable to DXC common stockholders	$(1,956)	$142	$131	$224	$2,887	$(632)	$29	$825

Effective Tax Rate	(8.6)%							23.0%

Basic EPS	$(7.44)	$0.54	$0.50	$0.85	$10.98	$(2.40)	$0.11	$3.14
Diluted EPS	$(7.44)	$0.54	$0.50	$0.85	$10.91	$(2.39)	$0.11	$3.12

Weighted average common shares outstanding for:
Basic EPS	262.83	262.83	262.83	262.83	262.83	262.83	262.83	262.83
Diluted EPS	262.83	264.61	264.61	264.61	264.61	264.61	264.61	264.61

The above tables serve to reconcile the Non-GAAP financial measures to the most directly comparable GAAP measures. Please refer to the “About Non-GAAP Financial Measures” section of our press release for further information on the use of these Non-GAAP measures.